EXHIBIT 99.1

For Immediate Release:	July 21, 2022

HOMB’s Safe Harbor: Patience, Liquidity, Asset Quality, Capital, Reserves and
Net Interest Margin Result in Record Setting Quarterly Revenue
Conway, AR – Home BancShares, Inc. (NYSE: HOMB) (“Home” or the “Company”), parent company of Centennial Bank, released quarterly earnings today.
Highlights of the Second Quarter of 2022:

Metric	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Net income	$16.0 million	$64.9 million	$73.4 million	$75.0 million	$79.1 million
Net income, as adjusted (non-GAAP)(1)	$97.0 million	$61.6 million	$74.0 million	$74.3 million	$76.5 million
Total revenue (net)	$243.3 million	$161.8 million	$171.0 million	$173.8 million	$172.4 million
Income before income taxes	$19.3 million	$84.9 million	$93.9 million	$98.2 million	$104.1 million
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	$77.9 million	$84.9 million	$93.9 million	$98.2 million	$99.4 million
PPNR, as adjusted (non-GAAP)(1)	$126.7 million	$80.4 million	$94.7 million	$96.9 million	$95.9 million
Pre-tax net income to total revenue (net)	7.92%	52.48%	54.94%	56.50%	60.42%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	52.06%	49.67%	55.40%	55.76%	58.42%
P5NR (Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	32.00%	52.48%	54.94%	56.50%	57.66%
P5NR, as adjusted (non-GAAP)(1)	52.06%	49.67%	55.40%	55.76%	55.66%
ROA	0.26%	1.43%	1.62%	1.68%	1.81%
ROA, as adjusted (non-GAAP)(1)	1.57%	1.36%	1.64%	1.67%	1.75%
NIM	3.64%	3.21%	3.42%	3.60%	3.61%
Purchase accounting accretion	$5.2 million	$3.1 million	$4.0 million	$4.9 million	$5.8 million
ROE	1.78%	9.58%	10.63%	10.97%	11.92%
ROE, as adjusted (non-GAAP)(1)	10.83%	9.09%	10.72%	10.87%	11.54%
ROTCE (non-GAAP)(1)	2.96%	15.03%	16.73%	17.39%	19.12%
ROTCE, as adjusted (non-GAAP)(1)	17.94%	14.26%	16.87%	17.23%	18.50%
Diluted earnings per share	$0.08	$0.40	$0.45	$0.46	$0.48
Diluted earnings per share, as adjusted	$0.47	$0.37	$0.45	$0.45	$0.46
Non-performing assets to total assets	0.25%	0.25%	0.29%	0.29%	0.35%
Common equity tier 1 capital	12.8%	14.9%	15.4%	15.2%	15.0%
Leverage	9.8%	10.8%	11.1%	11.0%	10.9%
Tier 1 capital	12.9%	15.5%	16.0%	15.8%	15.6%
Total risk-based capital	16.6%	21.6%	19.8%	19.6%	19.5%
Allowance for credit losses to total loans	2.11%	2.34%	2.41%	2.41%	2.36%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.
“Patience is not just the ability to wait; it’s what you do while you’re waiting. We have remained disciplined and implemented our defensive initiatives: not making low rate loans, not deploying all of our cash in low rate securities, paying off debt and managing our loan to deposit ratio, among other things. As it appears, the pendulum is about to swing back toward defensive stocks from growth stocks, and when it does, HOMB is sitting in the catbird seat,” said John Allison, Chairman.

“It was a very busy quarter, and I’m very pleased with the operating results. We are much farther ahead than I thought we would be after only one full quarter of the combined company. We expected a $100 million run rate for Happy by the second or third quarter of 2023, so this moves the ball down the field even quicker than we had hoped,” said Tracy French, Centennial Bank President and Chief Executive Officer.

Operating Highlights
Net income for the three-month period ended June 30, 2022 was $16.0 million, or $0.08 earnings per share. Net income for the six-month period ended June 30, 2022 was $80.9 million, or 0.44 earnings per share. However, when adjusting for merger related and other non-fundamental items, net income, as adjusted, (non-GAAP) was $97.0 million(1), or $0.47 earnings per share(1), and $158.6 million(1), or $0.86 earnings per share(1), for the three-month and six-month periods ended June 30, 2022, respectively.
During the second quarter of 2022, the Company completed its previously announced acquisition of Happy Bancshares, Inc. (“Happy”). As a result of the acquisition of Happy, which we completed on April 1, 2022, the Company recorded a $45.2 million provision for credit losses on loans for the CECL “double count,” an $11.4 million provision for credit losses on unfunded commitments, a $2.0 million provision for credit losses on investment securities held-to-maturity and incurred $48.7 million in merger expenses. The summation of these items reduced earnings by $107.3 million and earnings per share by $0.39 per share for the three-month period ended June 30, 2022.
Our net interest margin was 3.64% for the three-month period ended June 30, 2022 compared to 3.21% for the three-month period ended March 31, 2022. The yield on loans was 5.27% and 5.29% for the three months ended June 30, 2022 and March 31, 2022, respectively, as average loans increased from $9.94 billion to $13.84 billion. Additionally, the rate on interest bearing deposits increased to 0.31% as of June 30, 2022 from 0.19% as of March 31, 2022, as average balances increased from $10.22 billion to $13.80 billion.
During the second quarter of 2022, there was $602,000 of event interest income compared to event interest income of $1.4 million for the first quarter of 2022. The reduction in event income reduced the net interest margin by one basis point for the three-month period ended June 30, 2022.
Purchase accounting accretion on acquired loans was $5.2 million and $3.1 million and average purchase accounting loan discounts were $48.4 million and $25.4 million for the three-month periods ended June 30, 2022 and March 31, 2022, respectively. The increase in accretion income increased the net interest margin by 4 basis points for the three-month period ended June 30, 2022.
Net interest income on a fully taxable equivalent basis was $201.2 million for the three-month period ended June 30, 2022 and $132.9 million for the three-month period ended March 31, 2022. This increase in net interest income for the three-month period ended June 30, 2022 was the result of a $72.8 million increase in interest income partially offset by a $4.5 million increase in interest expense. The $72.8 million increase in interest income was primarily the result of a $52.3 million increase in loan interest income and a $15.6 million increase in investment income resulting from the acquisition of Happy during the quarter as well as the rising interest rate environment. The $4.5 million increase in interest expense was due to a $5.8 million increase in interest expense on deposits, which was partially offset by a $1.4 decrease in interest expense on subordinated debentures. The increase in interest expense on deposits is a result of the acquisition of Happy during the quarter as well as the rising rate environment. The decrease in interest expense on subordinated debentures is primarily the result of the Company paying off $300.0 million of subordinated debentures with a 5.265% rate on April 15, 2022 and issuing $300.0 million of new subordinated debt with a rate of 3.125% on January 18, 2022. In addition, the Company redeemed $78.9 million of trust preferred securities (“TRUPS”) during the quarter. The reduction in subordinated debt and the related interest expense was accretive to the net interest margin by 3 basis points.

The Company reported $44.6 million of non-interest income for the second quarter of 2022. The most important components of the second quarter non-interest income were $12.5 million from other service charges and fees, $10.1 million from service charges on deposit accounts, $6.0 million in mortgage lending income, $7.7 million from other income, $3.9 million from dividends from FHLB, FRB, FNBB and other, $4.3 million from trust fees, $1.1 million increase in cash value of life insurance, and $658,000 from insurance commissions. These amounts were partially offset by a $1.8 million loss from the fair value adjustment for marketable securities. The $3.9 million from dividends from FHLB, FRB, FNBB and other includes $1.4 million in special dividends. The $7.7 million in other income includes $2.4 million in recoveries on historic losses of loans acquired that were written off prior to acquisition.
Non-interest expense for the second quarter of 2022 was $165.5 million. The most important components of the second quarter non-interest expense were $65.8 million from salaries and employee benefits, $48.7 million in merger and acquisition expenses, $26.6 million in other expense, $14.3 million in occupancy and equipment expenses and $10.1 million in data processing expenses. Included within non-interest expense was $2.1 million in TRUPS redemption fees. For the second quarter of 2022, our efficiency ratio was 66.31%; however, our efficiency ratio, as adjusted (non-GAAP) was 46.02%(1).
Financial Condition
Total loans receivable were $13.92 billion at June 30, 2022 compared to $10.05 billion at March 31, 2022. Total deposits were $19.58 billion at June 30, 2022 compared to $14.58 billion at March 31, 2022. Total assets were $24.25 billion at June 30, 2022 compared to $18.62 billion at March 31, 2022.
During the second quarter of 2022, the Company experienced approximately $3.87 billion in loan growth. During the quarter we acquired $3.65 billion of loans, net of purchase accounting discounts, from Happy. Centennial CFG experienced $273.0 million of organic loan growth and had loans of $2.42 billion at June 30, 2022. Our legacy footprint experienced $20.1 million in organic loan growth and $74.6 million in PPP loan decline during the quarter.
Non-performing loans to total loans was 0.44% at both June 30, 2022 and March 31, 2022, respectively. Non-performing assets to total assets was 0.25% at both June 30, 2022 and March 31, 2022, respectively. Net charge-offs were $2.5 million and $1.9 million for the three months ended June 30, 2022 and March 31, 2022, respectively.
Non-performing loans at June 30, 2022 were $15.0 million, $33.3 million, $5.5 million, $813,000, $1.3 million and $4.7 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $60.6 million. Non-performing assets at June 30, 2022 were $15.0 million, $33.6 million, $5.7 million, $813,000, $1.3 million and $4.7 million in the Arkansas, Florida, Texas, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $61.1 million.
The Company’s allowance for credit losses on loans was $294.3 million at June 30, 2022, or 2.11% of total loans, compared to the allowance for credit losses of $234.8 million, or 2.34% of total loans, at March 31, 2022. The increase in the allowance was primarily due to the Company recording a $16.8 million allowance on purchase credit deteriorated loans and a $45.2 million provision for credit losses on acquired loans as part of the Happy acquisition which was partially offset by $2.5 million in net charge-offs for the quarter ended June 30, 2022. The Company’s allowance for credit losses on loans to total loans, excluding PPP loans (non-GAAP), was 2.12%(1) and 2.35%(1) at June 30, 2022 and March 31, 2022, respectively. As of June 30, 2022 and March 31, 2022, the Company’s allowance for credit losses on loans was 485.57% and 525.50% of its total non-performing loans, respectively.

Stockholders’ equity was $3.50 billion at June 30, 2022 compared to $2.69 billion at March 31, 2022, an increase of approximately $811.9 million. The increase in stockholders’ equity is primarily associated with the $961.3 million of common stock, net of issuance costs, issued to the Happy shareholders which was partially offset by a $111.3 million increase in accumulated other comprehensive loss, net stock repurchases and share-based compensation activity of $20.1 million and an $18.0 million decrease in retained earnings. Book value per common share was $17.04 at June 30, 2022 compared to $16.41 at March 31, 2022. Tangible book value per common share (non-GAAP) was $9.92(1) at June 30, 2022 compared to $10.32(1) at March 31, 2022.
Branches
The Company currently has 76 branches in Arkansas, 78 branches in Florida, 62 branches in Texas, 5 branches in Alabama and one branch in New York City.
Conference Call
Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, July 21, 2022. We strongly encourage all participants to pre-register for the conference call webcast or the live call using one of the following links. First, participants can pre-register for the conference call webcast using the following link: https://events.q4inc.com/attendee/373803075. Participants who pre-register will be given a unique webcast link to gain immediate access to the conference call webcast. Second, participants can pre-register for the live call using the following link: https://ige.netroadshow.com/registration/q4inc/11147/home-bancshares-inc-2nd-quarter-earnings-call/. Participants who pre-register will be given the phone number and unique access codes to gain immediate access to the live call. Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email. The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.
Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-844-200-6205, Passcode: 478807. A replay of the call will be available by calling 1-866-813-9403, Passcode: 165968, which will be available until July 28, 2022, at 10:59 p.m. CT (11:59 p.m. ET). Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com.
About Home BancShares
Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, Texas, South Alabama and New York City. The Company’s common stock is traded through the New York Stock Exchange under the symbol “HOMB.” The Company was founded in 1998. Visit www.homebancshares.com or www.my100bank.com for more information.
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; pre-tax, pre-provision, net income (PPNR); pre-tax, pre-provision, profit percentage; pre-tax, pre-provision, profit percentage, as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average assets excluding intangible amortization; return on average assets, as adjusted, excluding intangible amortization; return on average assets excluding excess liquidity; return on average assets, as adjusted, excluding excess liquidity; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; return on average tangible common equity excluding intangible amortization; return on average tangible common equity, as adjusted, excluding intangible amortization; efficiency ratio, as adjusted; allowance for credit losses to total loans, excluding PPP loans; tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions (including the effect of the PPP loans) that management believes are not indicative of the Company’s primary business operating results. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General
This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future events, performance or results. When we use words like “may,” “plan,” “propose,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements. These factors include, but are not limited to, the following: economic conditions, credit quality, interest rates, loan demand, real estate values and unemployment; disruptions, uncertainties and related effects on our business and operations as a result of the ongoing coronavirus (COVID-19) pandemic and measures that have been or may be implemented or imposed in response to the pandemic, including the impact on, among other things, credit quality and liquidity; the risk that the benefits from the acquisition of Happy may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, ongoing or future effects of the COVID-19 pandemic, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Home and Happy operate; the ability to promptly and effectively integrate the businesses of Home and Happy; the reaction to the transaction of the companies’ customers, employees and counterparties; diversion of management time on acquisition-related issues; the effect of any future mergers, acquisitions or other transactions to which we or our bank subsidiary may from time to time be a party, including as a result of one or more of the factors described above as they would relate to such transaction; the ability to identify, enter into and/or close additional acquisitions; legislative and regulatory changes and risks and expenses associated with current and future legislation and regulations, including those in response to the COVID-19 pandemic; technological changes and cybersecurity risks; the effects of changes in accounting policies and practices; changes in governmental monetary and fiscal policies; political instability; competition from other financial institutions; potential claims, expenses and other adverse effects related to current or future litigation, regulatory examinations or other government actions; changes in the assumptions used in making the forward-looking statements; and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022.

####
FOR MORE INFORMATION CONTACT:
Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

(In thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
ASSETS
Cash and due from banks	$287,451	$173,134	$119,908	$146,378	$182,226
Interest-bearing deposits with other banks	2,528,925	3,446,324	3,530,407	3,133,878	2,759,027
Cash and cash equivalents	2,816,376	3,619,458	3,650,315	3,280,256	2,941,253
Investment securities - available-for sale, net of allowance for credit losses	3,791,509	2,957,322	3,119,807	3,150,608	3,053,712
Investment securities - held-to-maturity, net of allowance for credit losses	1,366,781	499,265	—	—	—
Total investment securities	5,158,290	3,456,587	3,119,807	3,150,608	3,053,712
Loans receivable	13,923,873	10,052,714	9,836,089	9,901,100	10,199,175
Allowance for credit losses	(294,267)	(234,768)	(236,714)	(238,673)	(240,451)
Loans receivable, net	13,629,606	9,817,946	9,599,375	9,662,427	9,958,724
Bank premises and equipment, net	415,056	274,503	275,760	276,972	278,502
Foreclosed assets held for sale	373	1,144	1,630	1,171	1,969
Cash value of life insurance	211,811	105,623	105,135	104,638	104,132
Accrued interest receivable	80,274	46,934	46,736	48,577	48,725
Deferred tax asset, net	208,585	116,605	78,290	69,724	72,273
Goodwill	1,398,400	973,025	973,025	973,025	973,025
Core deposit and other intangibles	63,410	23,624	25,045	26,466	27,886
Other assets	270,987	182,546	177,020	171,192	166,991
Total assets	$24,253,168	$18,617,995	$18,052,138	$17,765,056	$17,627,192
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand and non-interest-bearing	$6,036,583	$4,311,400	$4,127,878	$4,139,149	$4,076,570
Savings and interest-bearing transaction accounts	12,424,192	9,461,393	9,251,805	8,813,326	8,744,900
Time deposits	1,119,297	808,141	880,887	1,050,896	1,069,871
Total deposits	19,580,072	14,580,934	14,260,570	14,003,371	13,891,341
Securities sold under agreements to repurchase	118,573	151,151	140,886	141,002	150,540
FHLB and other borrowed funds	400,000	400,000	400,000	400,000	400,000
Accrued interest payable and other liabilities	197,503	131,339	113,868	113,721	118,415
Subordinated debentures	458,455	667,868	371,093	370,900	370,707
Total liabilities	20,754,603	15,931,292	15,286,417	15,028,994	14,931,003
Stockholders' equity
Common stock	2,053	1,638	1,637	1,640	1,645
Capital surplus	2,426,271	1,485,524	1,487,373	1,492,588	1,501,615
Retained earnings	1,286,146	1,304,098	1,266,249	1,215,831	1,163,810
Accumulated other comprehensive (loss) income	(215,905)	(104,557)	10,462	26,003	29,119
Total stockholders' equity	3,498,565	2,686,703	2,765,721	2,736,062	2,696,189
Total liabilities and stockholders' equity	$24,253,168	$18,617,995	$18,052,138	$17,765,056	$17,627,192

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
(In thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Interest income:
Loans	$181,779	$129,442	$136,750	$142,609	$141,684	$311,221	$292,601
Investment securities
Taxable	20,941	9,080	8,121	8,495	7,185	30,021	13,438
Tax-exempt	7,725	4,707	4,827	4,839	4,905	12,432	9,976
Deposits - other banks	6,565	1,673	1,281	1,117	707	8,238	1,117
Federal funds sold	3	1	—	—	—	4	—
Total interest income	217,013	144,903	150,979	157,060	154,481	361,916	317,132
Interest expense:
Interest on deposits	10,729	4,894	5,155	5,642	6,434	15,623	14,139
Federal funds purchased	2	—	—	—	—	2	—
FHLB borrowed funds	1,896	1,875	1,916	1,917	1,896	3,771	3,771
Securities sold under agreements to repurchase	187	108	98	102	107	295	297
Subordinated debentures	5,441	6,878	4,790	4,788	4,792	12,319	9,585
Total interest expense	18,255	13,755	11,959	12,449	13,229	32,010	27,792
Net interest income	198,758	131,148	139,020	144,611	141,252	329,906	289,340
Provision for credit losses on acquired loans	45,170	—	—	—	—	45,170	—
Provision for credit losses on acquired unfunded commitments	11,410	—	—	—	—	11,410	—
Provision for credit losses on unfunded commitments	—	—	—	—	(4,752)	—	(4,752)
Provision for credit losses on acquired investment securities	2,005	—	—	—	—	2,005	—
Total credit loss expense (benefit)	58,585	—	—	—	(4,752)	58,585	(4,752)
Net interest income after credit loss expense (benefit)	140,173	131,148	139,020	144,611	146,004	271,321	294,092
Non-interest income:
Service charges on deposit accounts	10,084	6,140	6,217	5,941	5,116	16,224	10,118
Other service charges and fees	12,541	7,733	11,133	8,051	9,659	20,274	17,267
Trust fees	4,320	574	515	479	444	4,894	966
Mortgage lending income	5,996	3,916	5,359	5,948	6,202	9,912	14,369
Insurance commissions	658	480	387	586	478	1,138	970
Increase in cash value of life insurance	1,140	492	501	509	537	1,632	1,039
Dividends from FHLB, FRB, FNBB & other	3,945	698	919	2,661	2,646	4,643	11,255
Gain on SBA loans	—	95	792	439	1,149	95	1,149
Gain (loss) on branches, equipment and other assets, net	2	16	(19)	(34)	(23)	18	(52)
Gain on OREO, net	9	478	737	246	619	487	1,020
Gain on securities, net	—	—	—	—	—	—	219
Fair value adjustment for marketable securities	(1,801)	2,125	85	61	1,250	324	7,032
Other income	7,687	7,922	5,338	4,322	3,043	15,609	11,044
Total non-interest income	44,581	30,669	31,964	29,209	31,120	75,250	76,396
Non-interest expense:
Salaries and employee benefits	65,795	43,551	43,765	42,469	42,462	109,346	84,521
Occupancy and equipment	14,256	9,144	9,047	9,305	9,042	23,400	18,279
Data processing expense	10,094	7,039	6,493	6,024	5,893	17,133	11,763
Merger and acquisition expenses	48,731	863	880	1,006	—	49,594	—
Other operating expenses	26,606	16,299	16,865	16,815	15,585	42,905	31,285
Total non-interest expense	165,482	76,896	77,050	75,619	72,982	242,378	145,848
Income before income taxes	19,272	84,921	93,934	98,201	104,142	104,193	224,640
Income tax expense	3,294	20,029	20,577	23,209	25,072	23,323	53,968
Net income	$15,978	$64,892	$73,357	$74,992	$79,070	$80,870	$170,672

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
PER SHARE DATA

Diluted earnings per common share	$0.08	$0.40	$0.45	$0.46	$0.48	$0.44	$1.03
Diluted earnings per common share, as adjusted (non-GAAP)(1)	0.47	0.37	0.45	0.45	0.46	0.86	0.93
Basic earnings per common share	0.08	0.40	0.45	0.46	0.48	0.44	1.03
Dividends per share - common	0.165	0.165	0.14	0.14	0.14	0.33	0.28
Book value per common share	17.04	16.41	16.90	16.68	16.39	17.04	16.39
Tangible book value per common share (non-GAAP)(1)	9.92	10.32	10.80	10.59	10.31	9.92	10.31

STOCK INFORMATION

Average common shares outstanding	205,683	163,787	163,859	164,126	164,781	184,851	165,018
Average diluted shares outstanding	206,015	164,196	164,306	164,603	165,226	185,223	165,314
End of period common shares outstanding	205,291	163,758	163,699	164,008	164,488	205,291	164,488

ANNUALIZED PERFORMANCE METRICS

Return on average assets (ROA)	0.26%	1.43%	1.62%	1.68%	1.81%	0.75%	2.01%
Return on average assets, as adjusted: (ROA, as adjusted) (non-GAAP)(1)	1.57	1.36	1.64	1.67	1.75	1.48	1.81
Return on average assets excluding intangible amortization (non-GAAP)(1)	0.31	1.54	1.75	1.81	1.95	0.83	2.16
Return on average assets, as adjusted, excluding intangible amortization (non-GAAP)(1)	1.70	1.46	1.76	1.79	1.89	1.60	1.95
Return on average assets excluding excess liquidity (non-GAAP)(1)	0.29	1.74	1.96	1.98	2.09	0.88	2.26
Return on average assets, as adjusted, excluding excess liquidity (non-GAAP)(1)	1.79	1.65	1.97	1.96	2.03	1.73	2.04
Return on average common equity (ROE)	1.78	9.58	10.63	10.97	11.92	5.14	13.02
Return on average common equity, as adjusted: (ROE, as adjusted) (non-GAAP)(1)	10.83	9.09	10.72	10.87	11.54	10.08	11.75
Return on average tangible common equity (ROTCE) (non-GAAP)(1)	2.96	15.03	16.73	17.39	19.12	8.32	20.98
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) (non-GAAP)(1)	17.94	14.26	16.87	17.23	18.50	16.31	18.92
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	3.30	15.28	16.97	17.64	19.38	8.62	21.24
Return on average tangible common equity, as adjusted, excluding intangible amortization (non-GAAP)(1)	18.29	14.50	17.11	17.47	18.76	16.61	19.18
(1)  Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Efficiency ratio	66.31%	46.15%	43.79%	42.26%	41.09%	58.26%	38.71%
Efficiency ratio, as adjusted (non-GAAP)(1)	46.02	47.33	43.48	42.29	42.07	46.53	41.35
Net interest margin - FTE (NIM)	3.64	3.21	3.42	3.60	3.61	3.46	3.81
Fully taxable equivalent adjustment	$2,471	$1,738	$1,736	$1,748	$1,774	$4,209	$3,667
Total revenue (net)	243,339	161,817	170,984	173,820	172,372	405,156	365,736
Pre-tax, pre-provision, net income (PPNR) (non-GAAP)(1)	77,857	84,921	93,934	98,201	99,390	162,778	219,888
PPNR, as adjusted (non-GAAP)(1)	126,683	80,371	94,729	96,919	95,940	207,054	197,257
Pre-tax net income to total revenue (net)	7.92%	52.48%	54.94%	56.50%	60.42%	25.72%	61.42%
Pre-tax net income, as adjusted, to total revenue (net) (non-GAAP)(1)	52.06	49.67	55.40	55.76	58.42	51.10	55.23
P5NR ((Pre-tax, pre-provision, profit percentage) (PPNR to total revenue (net)) (non-GAAP)(1)	32.00	52.48	54.94	56.50	57.66	40.18	60.12
P5NR, as adjusted (non-GAAP)(1)	52.06	49.67	55.40	55.76	55.66	51.10	53.93
Total purchase accounting accretion	$5,177	$3,089	$4,001	$4,868	$5,797	$8,266	$11,282
Average purchase accounting loan discounts	48,432	25,359	28,882	33,320	38,568	35,814	41,218

OTHER OPERATING EXPENSES

Advertising	$2,117	$1,266	$1,411	$1,204	$1,194	$3,383	$2,240
Amortization of intangibles	2,477	1,421	1,420	1,421	1,421	3,898	2,842
Electronic banking expense	3,352	2,538	2,442	2,521	2,616	5,890	4,854
Directors' fees	375	404	422	395	414	779	797
Due from bank service charges	396	270	257	265	273	666	522
FDIC and state assessment	2,390	1,668	1,353	1,648	1,108	4,058	2,471
Insurance	973	770	801	749	787	1,743	1,568
Legal and accounting	1,061	797	749	1,050	1,058	1,858	1,904
Other professional fees	2,254	1,609	1,754	1,787	1,796	3,863	3,409
Operating supplies	995	754	489	474	465	1,749	952
Postage	556	306	352	301	292	862	630
Telephone	384	337	343	371	365	721	711
Other expense	9,276	4,159	5,072	4,629	3,796	13,435	8,385
Total other operating expenses	$26,606	$16,299	$16,865	$16,815	$15,585	$42,905	$31,285
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
BALANCE SHEET RATIOS
Total loans to total deposits	71.11%	68.94%	68.97%	70.71%	73.42%
Common equity to assets	14.43	14.43	15.32	15.40	15.30
Tangible common equity to tangible assets (non-GAAP)(1)	8.94	9.59	10.36	10.36	10.20
LOANS RECEIVABLE
Real estate
Commercial real estate loans
Non-farm/non-residential	$5,092,539	$3,810,383	$3,889,284	$4,005,841	$4,144,375
Construction/land development	2,595,384	1,856,096	1,850,050	1,742,687	1,541,482
Agricultural	329,106	142,920	130,674	138,881	126,293
Residential real estate loans
Residential 1-4 family	1,708,221	1,223,890	1,274,953	1,273,988	1,316,485
Multifamily residential	389,633	248,650	280,837	274,131	332,256
Total real estate	10,114,883	7,281,939	7,425,798	7,435,528	7,460,891
Consumer	1,106,343	1,059,342	825,519	814,732	824,938
Commercial and industrial	2,187,771	1,510,205	1,386,747	1,414,079	1,612,826
Agricultural	324,630	48,095	43,920	68,272	69,152
Other	190,246	153,133	154,105	168,489	231,368
Loans receivable	$13,923,873	$10,052,714	$9,836,089	$9,901,100	$10,199,175
Paycheck Protection Program (PPP) loans (net of discounts) (included in total loans receivable)	37,204	59,609	112,814	241,476	473,894
ALLOWANCE FOR CREDIT LOSSES
Balance, beginning of period	$234,768	$236,714	$238,673	$240,451	$242,932
Allowance for credit losses on PCD loans - Happy acquisition	16,816	—	—	—	—
Loans charged off	3,265	2,310	3,125	2,469	3,023
Recoveries of loans previously charged off	778	364	1,166	691	542
Net loans charged off	2,487	1,946	1,959	1,778	2,481
Provision for credit losses - Happy acquisition	45,170	—	—	—	—
Balance, end of period	$294,267	$234,768	$236,714	$238,673	$240,451
Net charge-offs to average total loans	0.07%	0.08%	0.08%	0.07%	0.09%
Allowance for credit losses to total loans	2.11	2.34	2.41	2.41	2.36
Allowance for credit losses to total loans, excluding PPP loans	2.12	2.35	2.43	2.47	2.47
NON-PERFORMING ASSETS
Non-performing loans
Non-accrual loans	$44,170	$44,629	$47,158	$47,604	$55,269
Loans past due 90 days or more	16,432	46	3,035	3,311	3,667
Total non-performing loans	60,602	44,675	50,193	50,915	58,936
Other non-performing assets
Foreclosed assets held for sale, net	373	1,144	1,630	1,171	1,969
Other non-performing assets	104	—	—	—	—
Total other non-performing assets	477	1,144	1,630	1,171	1,969
Total non-performing assets	$61,079	$45,819	$51,823	$52,086	$60,905
Allowance for credit losses for loans to non-performing loans	485.57%	525.50%	471.61%	468.77%	407.99%
Non-performing loans to total loans	0.44	0.44	0.51	0.51	0.58
Non-performing assets to total assets	0.25	0.25	0.29	0.29	0.35
(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2022			March 31, 2022
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$3,252,674	$6,565	0.81%	$3,497,894	$1,673	0.19%
Federal funds sold	1,857	3	0.65	1,751	1	0.23
Investment securities - taxable	3,817,209	20,941	2.20	2,486,401	9,080	1.48
Investment securities - non-taxable - FTE	1,270,602	10,055	3.17	850,722	6,284	3.00
Loans receivable - FTE	13,838,687	181,920	5.27	9,937,993	129,603	5.29
Total interest-earning assets	22,181,029	219,484	3.97	16,774,761	146,641	3.55
Non-earning assets	2,607,336			1,618,314
Total assets	$24,788,365			$18,393,075
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$12,632,612	$9,770	0.31%	$9,363,793	$3,873	0.17%
Time deposits	1,170,860	959	0.33	854,593	1,021	0.48
Total interest-bearing deposits	13,803,472	10,729	0.31	10,218,386	4,894	0.19
Federal funds purchased	869	2	0.92	—	—	—
Securities sold under agreement to repurchase	123,011	187	0.61	137,565	108	0.32
FHLB borrowed funds	400,000	1,896	1.90	400,000	1,875	1.90
Subordinated debentures	568,187	5,441	3.84	611,888	6,878	4.56
Total interest-bearing liabilities	14,895,539	18,255	0.49	11,367,839	13,755	0.49
Non-interest bearing liabilities
Non-interest bearing deposits	6,138,497			4,155,894
Other liabilities	162,571			121,362
Total liabilities	21,196,607			15,645,095
Shareholders' equity	3,591,758			2,747,980
Total liabilities and shareholders' equity	$24,788,365			$18,393,075
Net interest spread			3.48%			3.06%
Net interest income and margin - FTE		$201,229	3.64		$132,886	3.21

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2022			June 30, 2021
(Dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets
Interest-bearing balances due from banks	$3,374,606	$8,238	0.49%	$2,096,452	$1,117	0.11%
Federal funds sold	1,805	4	0.45	84	—	—
Investment securities - taxable	3,155,481	30,021	1.92	1,774,026	13,438	1.53
Investment securities - non-taxable - FTE	1,061,822	16,339	3.10	856,332	13,259	3.12
Loans receivable - FTE	11,899,115	311,523	5.28	10,780,972	292,985	5.48
Total interest-earning assets	19,492,829	366,125	3.79	15,507,866	320,799	4.17
Non-earning assets	2,115,558			1,599,393
Total assets	$21,608,387			$17,107,259
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$11,007,232	$13,643	0.25%	$8,512,714	$8,677	0.21%
Time deposits	1,013,600	1,980	0.39	1,166,121	5,462	0.94
Total interest-bearing deposits	12,020,832	15,623	0.26	9,678,835	14,139	0.29
Federal funds purchased	437	2	0.92	—	—	—
Securities sold under agreement to repurchase	130,248	295	0.46	158,628	297	0.38
FHLB borrowed funds	400,000	3,771	1.90	400,000	3,771	1.90
Subordinated debentures	589,917	12,319	4.21	370,518	9,585	5.22
Total interest-bearing liabilities	13,141,434	32,010	0.49	10,607,981	27,792	0.53
Non-interest bearing liabilities
Non-interest bearing deposits	5,152,673			3,724,854
Other liabilities	142,080			131,446
Total liabilities	18,436,187			14,464,281
Shareholders' equity	3,172,200			2,642,978
Total liabilities and shareholders' equity	$21,608,387			$17,107,259
Net interest spread			3.30%			3.64%
Net interest income and margin - FTE		$334,115	3.46		$293,007	3.81

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars and shares in thousands, except per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
EARNINGS, AS ADJUSTED
GAAP net income available to common shareholders (A)	$15,978	$64,892	$73,357	$74,992	$79,070	$80,870	$170,672
Pre-tax adjustments
Merger and acquisition expenses	48,731	863	880	1,006	—	49,594	—
Initial provision for credit losses - acquisition	58,585	—	—	—	—	58,585	—
Fair value adjustment for marketable securities	1,801	(2,125)	(85)	(61)	(1,250)	(324)	(7,032)
Special dividend from equity investment	(1,434)	—	—	(2,227)	(2,200)	(1,434)	(10,273)
TRUPS redemption fees	2,081	—	—	—	—	2,081	—
Recoveries on historic losses	(2,353)	(3,288)	—	—	—	(5,641)	(5,107)
Gain on securities	—	—	—	—	—	—	(219)
Total pre-tax adjustments	107,411	(4,550)	795	(1,282)	(3,450)	102,861	(22,631)
Tax-effect of adjustments	26,396	(1,220)	188	(587)	(888)	25,176	(5,915)
Total adjustments after-tax (B)	81,015	(3,330)	607	(695)	(2,562)	77,685	(16,716)
Earnings, as adjusted (C)	$96,993	$61,562	$73,964	$74,297	$76,508	$158,555	$153,956

Average diluted shares outstanding (D)	206,015	164,196	164,306	164,603	165,226	185,223	165,314

GAAP diluted earnings per share: (A/D)	$0.08	$0.40	$0.45	$0.46	$0.48	$0.44	$1.03
Adjustments after-tax: (B/D)	0.39	(0.03)	—	(0.01)	(0.02)	0.42	(0.10)
Diluted earnings per common share, as adjusted: (C/D)	$0.47	$0.37	$0.45	$0.45	$0.46	$0.86	$0.93
ANNUALIZED RETURN ON AVERAGE ASSETS
Return on average assets: (A/E)	0.26%	1.43%	1.62%	1.68%	1.81%	0.75%	2.01%
Return on average assets, as adjusted: (ROA, as adjusted) ((A+D)/E)	1.57	1.36	1.64	1.67	1.75	1.48	1.81
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	0.31	1.54	1.75	1.81	1.95	0.83	2.16
Return on average assets, as adjusted, excluding intangible amortization: ((A+C+D)/(E-F))	1.70	1.46	1.76	1.79	1.89	1.60	1.95
Return on average assets excluding excess liquidity: (A/(E-G))	0.29	1.74	1.96	1.98	2.09	0.88	2.26
Return on average assets, as adjusted, excluding excess liquidity: ((A+D)/(E-G))	1.79	1.65	1.97	1.96	2.03	1.73	2.04

GAAP net income available to common shareholders (A)	$15,978	$64,892	$73,357	$74,992	$79,070	$80,870	$170,672
Amortization of intangibles (B)	2,477	1,421	1,420	1,421	1,421	3,898	2,842
Amortization of intangibles after-tax (C)	1,854	1,049	1,054	1,055	1,055	2,903	2,098
Adjustments after-tax (D)	81,015	(3,330)	607	(695)	(2,562)	77,685	(16,716)
Average assets (E)	24,788,365	18,393,075	17,914,727	17,695,226	17,491,359	21,608,387	17,107,259
Average goodwill, core deposits & other intangible assets (F)	1,423,466	997,338	998,760	1,000,175	1,001,598	1,211,580	1,002,301

Average interest bearing cash balance	3,252,674	3,497,894	3,261,846	2,914,785	2,577,101	3,374,606	2,096,452
Average historical interest bearing cash balance	225,000	225,000	225,000	225,000	225,000	225,000	225,000
Average excess cash balance (G)	3,027,674	3,272,894	3,036,846	2,689,785	2,352,101	3,149,606	1,871,452

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Six Months Ended
(Dollars in thousands)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
ANNUALIZED RETURN ON AVERAGE COMMON EQUITY
Return on average common equity: (A/D)	1.78%	9.58%	10.63%	10.97%	11.92%	5.14%	13.02%
Return on average common equity, as adjusted: (ROE, as adjusted) ((A+C)/D)	10.83	9.09	10.72	10.87	11.54	10.08	11.75
Return on average tangible common equity: (A/(D-E))	2.96	15.03	16.73	17.39	19.12	8.32	20.98
Return on average tangible common equity, as adjusted: (ROTCE, as adjusted) ((A+C)/(D-E))	17.94	14.26	16.87	17.23	18.50	16.31	18.92
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	3.30	15.28	16.97	17.64	19.38	8.62	21.24
Return on average tangible common equity, as adjusted, excluding intangible amortization: ((B+C)/(D-E))	18.29	14.50	17.11	17.47	18.76	16.61	19.18

GAAP net income available to common shareholders (A)	$15,978	$64,892	$73,357	$74,992	$79,070	$80,870	$170,672
Earnings excluding intangible amortization (B)	17,832	65,941	74,411	76,047	80,125	83,773	172,770
Adjustments after-tax (C)	81,015	(3,330)	607	(695)	(2,562)	77,685	(16,716)
Average common equity (D)	3,591,758	2,747,980	2,738,305	2,710,953	2,660,147	3,172,200	2,642,978
Average goodwill, core deposits & other intangible assets (E)	1,423,466	997,338	998,760	1,000,175	1,001,598	1,211,580	1,002,301
EFFICIENCY RATIO & P5NR
Efficiency ratio: ((D-H)/(B+C+E))	66.31%	46.15%	43.79%	42.26%	41.09%	58.26%	38.71%
Efficiency ratio, as adjusted: ((D-H-J)/(B+C+E-I))	46.02	47.33	43.48	42.29	42.07	46.53	41.35
Pre-tax net income to total revenue (net) (A/(B+C))	7.92	52.48	54.94	56.50	60.42	25.72	61.42
Pre-tax net income, as adjusted, to total revenue (net) ((A+F)/(B+C))	52.06	49.67	55.40	55.76	58.42	51.10	55.23
Pre-tax, pre-provision, net income (PPNR) (B+C-D)	$77,857	$84,921	$93,934	$98,201	$99,390	$162,778	$219,888
Pre-tax, pre-provision, net income, as adjusted (B+C-D+F-G)	126,683	80,371	94,729	96,919	95,940	207,054	197,257
P5NR ((Pre-tax, pre-provision, profit percentage) PPNR to total revenue (net)) (B+C-D)/(B+C)	32.00%	52.48%	54.94%	56.50%	57.66%	40.18%	60.12%
P5NR, as adjusted (B+C-D+F-G)/(B+C)	52.06	49.67	55.40	55.76	55.66	51.10	53.93

Pre-tax net income (A)	$19,272	$84,921	$93,934	$98,201	$104,142	$104,193	$224,640
Net interest income (B)	198,758	131,148	139,020	144,611	141,252	329,906	289,340
Non-interest income (C)	44,581	30,669	31,964	29,209	31,120	75,250	76,396
Non-interest expense (D)	165,482	76,896	77,050	75,619	72,982	242,378	145,848
Fully taxable equivalent adjustment (E)	2,471	1,738	1,736	1,748	1,774	4,209	3,667
Total pre-tax adjustments (F)	107,411	(4,550)	795	(1,282)	(3,450)	102,861	(22,631)
Initial provision for credit losses - acquisition (G)	58,585	—	—	—	—	58,585	—
Amortization of intangibles (H)	2,477	1,421	1,420	1,421	1,421	3,898	2,842

Adjustments:
Non-interest income:
Fair value adjustment for marketable securities	$(1,801)	$2,125	$85	$61	$1,250	$324	$7,032
Gain on OREO	9	478	737	246	619	487	1,020
Gain (loss) on branches, equipment and other assets, net	2	16	(19)	(34)	(23)	18	(52)
Special dividend from equity investment	1,434	—	—	2,227	2,200	1,434	10,273
Gain on securities	—	—	—	—	—	—	219
Recoveries on historic losses	2,353	3,288	—	—	—	5,641	5,107
Total non-interest income adjustments (I)	$1,997	$5,907	$803	$2,500	$4,046	$7,904	$23,599
Non-interest expense:
Merger and acquisition expenses	48,731	863	880	1,006	—	49,594	—
TRUPS redemption fees	2,081	—	—	—	—	2,081	—
Total non-interest expense adjustments (J)	$50,812	$863	$880	$1,006	$—	$51,675	$—

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
TANGIBLE BOOK VALUE PER COMMON SHARE
Book value per common share: (A/B)	$17.04	$16.41	$16.90	$16.68	$16.39
Tangible book value per common share: ((A-C-D)/B)	9.92	10.32	10.80	10.59	10.31

Total stockholders' equity (A)	$3,498,565	$2,686,703	$2,765,721	$2,736,062	$2,696,189
End of period common shares outstanding (B)	205,291	163,758	163,699	164,008	164,488
Goodwill (C)	1,398,400	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	63,410	23,624	25,045	26,466	27,886
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
Equity to assets: (B/A)	14.43%	14.43%	15.32%	15.40%	15.30%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	8.94	9.59	10.36	10.36	10.20

Total assets (A)	$24,253,168	$18,617,995	$18,052,138	$17,765,056	$17,627,192
Total stockholders' equity (B)	3,498,565	2,686,703	2,765,721	2,736,062	2,696,189
Goodwill (C)	1,398,400	973,025	973,025	973,025	973,025
Core deposit and other intangibles (D)	63,410	23,624	25,045	26,466	27,886